SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                October 15, 2004

SCORES HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Utah	0-16665	87-042635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

533-535 West 27th Street, New York NY 10001

(Address of principal executive offices)(Zip Code)

                              (212) 868-4900

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed since Last Report.)

Item 5. Other Events.

On or about October 15, 2004, Scores Holding Company, Inc. (the “Company”) was served with five (5) subpoenas from the New York District Attorney in connection with proceedings of the Grand Jury of the County of New York, State of New York. Based on the subpoena, it appears that the Grand Jury is conducting an investigation into unspecified matters concerning the Company’s business and affairs. The subpoena directed the Company to produce records in its possession concerning the Company.

The Company has not to date been charged with any violations or crimes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SCORES HOLDING COMPANY, INC.

Dated: November 2, 2004         By: /s/ Richard Goldring_____________
Richard Goldring
President & Chief Executive Officer

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